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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                NOVEMBER 6, 2002
              -----------------------------------------------------
                Date of Report (Date of earliest event reported)


                             ARCH CAPITAL GROUP LTD.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

        BERMUDA                     0-26456                      N/A
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    (State or other         (Commission File Number)       (I.R.S. Employer
    jurisdiction of                                       Identification No.)
    incorporation or
     organization)


              WESSEX HOUSE, 45 REID STREET, HAMILTON HM 12 BERMUDA
          -------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (441) 278-9250

                                       N/A
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          (Former name or former address, if changed since last report)

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ITEM 5.   OTHER EVENTS.

     As of October 23, 2002, Arch Capital Group Ltd. (the "Company") entered into amendments to two restricted share agreements with Robert Clements. On November 6, 2002, the Company and Robert Clements entered into a share purchase agreement. Copies of the amendments and the share purchase agreement are attached as Exhibits 10.1, 10.2 and 10.3 hereto.


ITEM 7.   EXHIBITS.

EXHIBIT NO.     DESCRIPTION

10.1 Amendment, dated as of October 23, 2002, to Restricted Share Agreement dated October 23, 2001 between the Company and Robert Clements.

10.2 Amendment, dated as of October 23, 2002, to Restricted Share Agreement dated November 19, 2001 between the Company and Robert Clements.

10.3 Share Purchase Agreement, dated November 6, 2002, between the Company and Robert Clements.

99 Press Release dated November 6, 2002, announcing the Company's earnings for the three- and nine-month periods ended September 30, 2002.

ITEM 9.   REGULATION FD DISCLOSURE.

     Attached hereto as Exhibit 99 is a press release on November 6, 2002, announcing the Company's earnings for the three- and nine- month periods ended September 30, 2002.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

                                         ARCH CAPITAL GROUP LTD.


Date: November 6, 2002                   By: /s/ John D. Vollaro
                                             -----------------------------------
                                             Name: John D. Vollaro
                                             Title: Executive Vice President and
                                                    Chief Financial Officer